Exhibit 10.2

September 18, 2025

Texas Ventures Acquisition III Corp.

5090 Richmond Avenue, Suite 319

Houston, Texas 77056

Re:	Sponsor and Insiders Obligations

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in connection with the Purchase Agreement (the “Purchase Agreement”) entered into by and between Yorkville Acquisition Sponsor II, LLC, a Florida limited liability company (the “Sponsor”), Texas Ventures Acquisition III Corp., a Cayman Islands exempted company (the “Company”), and TV Partners III, LLC (the “Original Sponsor”). Certain capitalized terms used herein are defined in paragraph 8 hereof. Any capitalized terms that are used but not defined herein have the meanings ascribed to them in the Purchase Agreement. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Sponsor and the undersigned individuals, each of whom will be a member of the Company’s board of directors and/or management team upon the closing of the transactions provided for under the Purchase Agreement (each of the undersigned individuals, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1.            The Sponsor and each Insider agree that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination (as defined below), the Sponsor or the Insider shall (i) vote all Founder Shares (as defined below) and any other shares acquired by the Sponsor or the Insider in favor of such proposed Business Combination, except that the Sponsor or the Insider shall not vote any Class A Ordinary Shares (as defined below) that the Sponsor or the Insider purchased after the Company publicly announces its intention to engage in such proposed Business Combination for or against such proposed Business Combination and (ii) not redeem any Class A Ordinary Shares owned by the Sponsor or the Insider in connection with such shareholder approval. If the Company seeks to consummate a proposed Business Combination by engaging in a tender offer, the Sponsor and each Insider agrees that the Sponsor or the Insider will not sell or tender any Ordinary Shares owned by the Sponsor or the Insider in connection herewith.

2.            The Sponsor and each Insider agree that in the event that the Company fails to consummate a Business Combination by the date that is 18 months after the closing of the underwritten initial public offering of the Company which occurred on April 24, 2025 (the “Public Offering”), or such earlier date as Company’s board of directors may approve, or such later date as the Company’s shareholders may approve, in each case in accordance with the Company’s amended and restated memorandum and articles of association, as may be amended from time to time (the “Completion Window” and the “Memorandum and Articles,” respectively), the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Class A Ordinary Shares sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and less up to $100,000 of interest to pay dissolution expenses), divided by the number of Offering Shares then in issue, which redemption will completely extinguish the Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. The Sponsor and the Insiders agree to not propose any amendment to the Memorandum and Articles not for the purposes of approving, or in conjunction with the consummation of, a Business Combination (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem one hundred per cent (100%) of the Offering Shares if the Company has not consummated a Business Combination within the Completion Window or (B) with respect to any other material provisions relating to the rights of holders of Class A Ordinary Shares or pre-initial Business Combination activity, unless the Company provides its Public Shareholders with the opportunity to redeem their Offering Shares upon effectiveness of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the Trust Account and not previously released to the Company to pay its taxes, divided by the number of Offering Shares then in issue, subject to applicable law. The Sponsor and each Insider acknowledges that the Sponsor or the Insider will not be entitled to rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by such Sponsor or Insider if the Company fails to complete a Business Combination within the Completion Window; although the Sponsor or the Insider will be entitled to liquidating distributions from the Trust Account with respect to any Offering Shares the Sponsor or the Insider holds if the Company fails to complete a Business Combination within the prescribed time frame. The Sponsor and each Insider hereby further acknowledge that the Sponsor or the Insider will not be entitled to (a) redemption rights with respect to any Founder Shares and Offering Shares held by such Sponsor of Insider, in connection with the consummation of a Business Combination, or (b) redemption rights with respect to Founder Shares and Offering Shares held by such Sponsor or Insider in connection with a shareholder vote to amend the Memorandum and Articles in the manner described above.

3.            To the fullest extent permitted by applicable law and the Memorandum and Articles, the Company hereby agrees to defend, indemnify, hold harmless and exonerate (including the advancement of expenses to the fullest extent permitted by applicable law) the Sponsor and its members (present and former), managers and affiliates and their respective present and former officers and directors (each, a “Sponsor Indemnitee”) from any and all costs, fees, expenses, judgments, liabilities, fines, penalties, reasonable attorneys’ fees and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such costs, fees, expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually, and reasonably, incurred by a Sponsor Indemnitee or on a Sponsor Indemnitee’s behalf in connection with any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, hearing or any other actual, threatened or completed proceeding instituted by the Company or any third party, whether civil, criminal, administrative or investigative in nature, in respect of any investment opportunities sourced by a Sponsor Indemnitee for the Company or any liability arising with respect to a Sponsor Indemnitee’s activities in connection with the affairs of the Company (in each case to the extent that such indemnification, hold harmless and exoneration obligations with respect to such matters are not expressly covered by a separate written agreement between the Company and the applicable Sponsor Indemnitee); provided, that in no event shall a Sponsor Indemnitee be entitled to be indemnified or held harmless hereunder in respect of any costs, fees, expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (if any) that a Sponsor Indemnitee may incur by reason of such person’s own actual fraud or intentional misconduct; provided, further, that, for the avoidance of doubt, under no circumstance shall a Sponsor Indemnitee have a claim to any monies or assets held in the Trust Account, and the Company shall not be permitted to procure monies or assets held in the Trust Account for the satisfaction of its obligations to any Sponsor Indemnitee in respect of the indemnification provided hereunder. The Sponsor Indemnitees shall be third party beneficiaries of this paragraph.

4.            In the event of the liquidation of the Trust Account, the Sponsor (which for purposes of clarification shall not extend to any officer, member or manager of the Sponsor) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party (other than the Company’s independent public accountants) for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”); provided, however, that such indemnification of the Company by the Sponsor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below (A) $10.05 per share of the Offering Shares or (B) such lesser amount per share of the Offering Shares held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case including interest earned on the funds held in the Trust Account and net of taxes payable, except as to any claims by a third party or Target that executed an agreement waiving claims against and all rights to seek access to the Trust Account whether or not such agreement is enforceable. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible for any liability as a result of any such third-party claims. Notwithstanding any of the foregoing, such indemnification of the Company by the Sponsor shall not apply as to any claims under the Company’s obligation to indemnify the Underwriters (as defined below) against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within fifteen (15) days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies the Company in writing that it shall undertake such defense.

5.            The Sponsor and each Insider hereby agrees and acknowledges that: (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by the Sponsor or by each of the Insiders of its respective obligations (as applicable) under paragraphs 1, 2 and 4, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

6.            The Sponsor hereby agrees that it will not directly or indirectly, enter into any agreement or arrangement to, or actually sell or transfer any Acquired Securities (as defined in the Purchase Agreement), with such sale or transfer to occur prior to the closing of the Company’s initial Business Combination. Notwithstanding the foregoing, the Sponsor may transfer Acquired Securities to affiliates, members or partners of the Sponsor or their affiliates, or any employees of such affiliates, provided that in each case the transferee agrees in writing to be bound by the terms of this paragraph. The Company is hereby authorized to place appropriate legends and stop transfer instructions on its books and with its transfer agent to enforce the provisions of this paragraph.

7.            The Sponsor and each Insider has full right and power, without violating any agreement to which the Sponsor or the Insider is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer of the Company or as a director on the board of directors of the Company and each Insider hereby consents to being named in the Prospectus as an officer and/or director of the Company, as applicable.

8.            As used herein, (i) “Business Combination” shall mean a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses or entities; (ii) “Founder Shares” shall mean the 7,500,000 Class B Ordinary Shares acquired by the Sponsor pursuant to the Purchase Agreement; (iii) “Public Shareholders” shall mean the holders of Offering Shares other than the Sponsor and the Insiders; and (iv) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of the warrants in a private placement shall be deposited.

9.            This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto. Each of the parties hereto hereby acknowledges and agrees that Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC as representative of the underwriters of the initial public offering of the Company (the “Underwriters”), is a third-party beneficiary of paragraphs 1, 2 and 4 of this Letter Agreement.

10.          No party hereto may assign either this Letter Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph 10 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor, each Insider and each of their respective successors, heirs and assigns and permitted transferees.

11.          Other than as provided for in paragraph 9, nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. Except for the third-party beneficiary rights conferred by paragraph 9, all covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns.

12.          This Letter Agreement may be executed in any number of original or facsimile counterparts (delivered by email or other means of electronic transmission) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The parties agree that this Letter Agreement may be executed and delivered by electronic means, including by PDF, facsimile, or via an electronic signature service (e.g., DocuSign), and that such execution and delivery shall have the same force and effect as an original handwritten signature. Each party agrees that it will not contest the validity or enforceability of this Letter Agreement solely because it has been executed by electronic means. The parties further agree that electronically stored copies of this Letter Agreement shall be deemed to be originals and admissible as evidence of the contents hereof.

13.          This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

14.           This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of the State of New York located in the City and County of New York, Borough of Manhattan, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum..

15.           Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

16.           This Letter Agreement shall terminate on the liquidation of the Company; provided, that paragraph 3 of this Letter Agreement shall survive such liquidation.

[Signature Pages Follow]

Sincerely,

YORKVILLE ACQUISITION SPONSOR II, LLC

By:	YA II PN, Ltd.
Its:	Sole Member and Manager

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:	/s/ Troy Rillo
	Name:	Troy Rillo
	Title:	Partner

DIRECTORS:

/s/ Mark Angelo
Name: Mark Angelo

/s/ Devin Nunes
Name: Devin Nunes

/s/ Scott Glabe
Name: Scott Glabe

/s/ Omar Hasan
Name: Omar Hasan

/s/ Lawrence Glick
Name: Lawrence Glick

/s/ Alan Garten
Name: Alan Garten

OFFICERS:

/s/ Kevin McGurn
Name: Kevin McGurn

/s/ Troy Rillo
Name: Troy Rillo

[Signature Page to Letter Agreement]

Acknowledged and Agreed:

TEXAS VENTURES ACQUISITION III CORP.

By:	/s/ E. Scott Crist
Name:	E. Scott Crist
Title:	Chief Executive Officer and Chairman of the Board

[Signature Page to Letter Agreement]